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                                                                  EXHIBIT (A)(8)

              [FORM OF IRREVOCABLE STANDING ORDER TO SELL SHARES]

   I,                           , have been granted               shares of
restricted stock by Avici Systems Inc. ("Avici"), that are evidenced by a restricted stock agreement between me and Avici (the "Agreement"), a copy of which is attached. Provided that I remain employed by Avici or one of its subsidiaries and do not have a change in service, the shares vest according to the vesting schedule set forth on the restricted stock agreement attached hereto.

   Pursuant to the terms of the Agreement and as a condition of my receipt of the Shares (as defined below), I understand that, if I do not make a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended, on each vesting date I will recognize taxable ordinary income on the entire installment of shares of restricted stock vesting on that date (the "Shares") and that a sufficient number of the Shares will be deposited into my account at [broker] to be sold to fulfill my withholding tax obligations and applicable broker commission. Therefore, I HEREBY DIRECT [BROKER] TO SELL, AT THE MARKET PRICE AND ON EACH VESTING DATE SET FORTH IN THE RESTRICTED STOCK AGREEMENT ATTACHED HERETO (OR THE FIRST BUSINESS DAY THEREAFTER IF A VESTING DATE SHOULD FALL ON A DAY WHEN THE NASDAQ STOCK MARKET, OR OTHER EXCHANGE UPON WHICH AVICI'S COMMON STOCK IS THEN TRADED, IS CLOSED), THE NUMBER OF SHARES THAT AVICI INFORMS [BROKER] IS SUFFICIENT TO SATISFY THE APPLICABLE WITHHOLDING TAXES AND BROKER COMMISSION, IF NECESSARY, WHICH SHALL BE CALCULATED BASED ON THE LAST REPORTED SALE PRICE OF AVICI'S COMMON STOCK ON EACH VESTING DATE. I understand that [broker] will remit the proceeds, net of broker commissions, to Avici for payment of the withholding taxes due.

   I understand that if I make a timely election under Section 83(b) of the Internal Revenue Code to recognize taxable income with respect to this grant of restricted stock and I provide Avici with (1) a copy of such election, (2) proof of filing such election and (3) a cash payment in the amount Avici anticipates is required to fulfill the tax withholding obligations with respect to the restricted stock, Avici shall not enforce its rights under this Irrevocable Standing Order to Sell Shares.

   I hereby agree to indemnify and hold [broker] harmless from and against all losses, liabilities, damages, claims and expenses, including reasonable attorneys' fees and court costs, arising out of any (i) negligent act, omission or willful misconduct by Avici in carrying out actions pursuant to the third sentence of the second preceding paragraph and (ii) any action taken or omitted by [broker] in good faith reliance upon instructions herein or upon instructions or information transmitted to [broker] by Avici pursuant to the third sentence of the second preceding paragraph.

   I understand and agree that by signing below, I am making an Irrevocable Standing Order to Sell Shares that will remain in effect until all of the shares of restricted stock held by me have vested. I intend this Irrevocable Standing Order to sell shares to be irrevocable, and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this Irrevocable Standing Order to sell Shares. I also agree that this Irrevocable Standing Order to Sell Shares is in addition to and subject to the terms and conditions of any Account Agreement that I enter into with [broker].

Signature: __________________________     Signature: __________________________
Dated: ___________________, 2001          (Additional Account Holder)
Print Name: _________________________     Dated: ___________________,2001
Street Address: _____________________     Print Name: _________________________
City, State & Zip: __________________     Street Address: _____________________
Tax ID/ Social Security No.: ________     City, State & Zip: __________________
                                          Tax ID/ Social Security No.: ________